EXHIBIT 99.3


                                     FORM OF
                             SUBSCRIPTION AGREEMENT

                         OFFERING SUBSCRIPTION AGREEMENT
                     FIRST NATIONAL COMMUNITY BANCORP, INC.

                                  75,000 Shares
                                  Common Stock
                           (Par value $1.25 Per Share)
                         Minimum Subscription: $1,000.00
                        Maximum Subscription: $250,000.00
                             Price Per Share: $40.00

First National Community Bancorp, Inc.
102 East Drinker Streets
Dunmore, Pennsylvania 18512-2491
Attn: J. David Lombardi, President

Gentlemen:

     1. I/We subscribe for and agree to purchase the number of shares of common stock of First National Community Bancorp, Inc. (the "Company") in connection with the offering, upon the terms and conditions provided herein and in the Company's prospectus dated October 22, 1999, and any supplements to the Company's prospectus, as follows:

    No. of Shares                Price Per Share                 Purchase Price

 ($1,000.00 Minimum)
($250,000.00 Maximum)

                        x             $40.00           =         $
   --------------                                                 -------------

     2. Method of Payment (Check One)

     ______ I/We enclose our check, bank draft or money order made payable, in United States currency, to the order of "First National Community Bancorp, Inc.," for the amount of the purchase price, as calculated in Paragraph 1, above.

     ______ I/We authorize withdrawal from this (these) account(s) at First National Community Bank for the amount of the purchase price, as calculated in Paragraph 1, above.

       Account Number(s)                                          Amount
================================================================================
                                                           $
--------------------------------------------------------------------------------
                                                           $
--------------------------------------------------------------------------------
                                                           $
--------------------------------------------------------------------------------
Total Amount to be Withdrawn                               $
================================================================================


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     3. Stock Registration (Please type or print the information requested below.)

__________________________________________
Name(s) in which stock is to be registered      Day Phone      (___) _______________

__________________________________________
Name(s) in which stock is to be registered      Evening Phone  (___) _______________

                                                The manner of ownership shall be (check one):
__________________________________________      [ ] Individual
Title, if applicable, of Subscriber             [ ] Tenants by the entireties (each must sign)
                                                [ ] Joint Tenants with right of survivorship
                                                    (each must sign)
__________________________________________      [ ] Tenants in Common (each must sign)
Title, if applicable, of Co-Subscriber          [ ] In Partnership
                                                [ ] As custodian, trustee or agent for _______
__________________________________________      [ ] Corporation
Street Address of Subscribers

________________________________________________________________________________
City                     County             State                     Zip Code

___________________________________________________
Social Security or Tax I.D. Number of Subscriber

___________________________________________________
Social Security or Tax I.D. Number of Co-Subscriber


     4. The Company has the right to accept or reject any subscription, in whole or in part, for any reason whatsoever.

     5. I/We may not revoke this agreement. I/We understand that there is no aggregate minimum number of shares of common stock that the Company must sell pursuant to the offering. I/We understand and agree that there shall be no refund of any portion of the purchase price paid pursuant to this agreement unless and until the Company rejects the subscription.

     6. The Company will send any refund checks to the address specified above. The Company will register all shares of common stock in the name(s) of, and send them to the address specified above.

     7. This agreement shall be accepted and become an agreement binding on the Company, only if and when executed in the name and on behalf of the Company and when notice of the execution and acceptance (which may be a copy or similar counterpart hereof) is mailed to the subscriber(s). This agreement is binding, after acceptance by the Company, upon the heirs, estate, legal representatives, assigns and successors of the subscribers and shall survive the death, disability or dissolution of them.

     8. I/We have received, read and understood the Company's prospectus dated October 22, 1999, and any supplements to the prospectus. I/We understand that this


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representation does not constitute a waiver of any rights under the Securities
Act of 1933, the Securities Exchange Act of 1934 or under the Pennsylvania Securities Act of 1972 and the rules and regulations adopted thereunder. I/We understand that an investment in the common stock includes certain risks, and have carefully read and considered the matters set forth under the caption "Risk Factors" and elsewhere in the prospectus. I/We have not received information or representations that are either inconsistent with or undisclosed in the prospectus. I/We acknowledge and understand that no federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation or endorsement of the shares.

     9. The offering will terminate at 5:00 p.m. on November 30, 1999, or at such later date as shall be determined by the Company, but in no event later than 5:00 p.m. on December 17, 1999.

     10. I/We represent that I/we am/are at least eighteen (18) years of age.

     11. I/We agree not to transfer or assign this agreement, or any interest in this agreement, including, but not limited to, the common stock purchased through this subscription, except in accordance with all applicable laws.

     12. I/We acknowledge that the shares of the Company's common stock are not deposits. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are subject to investment risk, including the possible loss of principal. Furthermore, an investment in the shares of the Company's common stock is not guaranteed by the Company.

     13. If this agreement is executed on behalf of a corporation, partnership, trust or other entity, I/we have been duly authorized to execute this agreement and all other instruments in connection with the purchase of the common stock, and my/our signature(s) is/are binding upon the corporation, partnership, trust or other entity. The Company retains the right to request the production of an appropriate certification for this authorization.

     14. The provisions of this agreement shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania. In the event there is any conflict between the prospectus and this agreement, the terms set forth in the prospectus and any supplements to the prospectus shall be controlling.


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     15. This agreement constitutes the entire agreement among the parties with respect to the subject matter of this agreement and may be amended only by a writing executed by the party to be bound.

                                            Dated:
                                                   ----------------------------


                                            -----------------------------------
                                            (Signature of Subscriber)


                                            -----------------------------------
                                            (Print Name)


                                            -----------------------------------
                                            (Signature of Co-Subscriber)


                                            -----------------------------------
                                            (Print Name)

Accepted:

FIRST NATIONAL COMMUNITY BANCORP, INC.


By:
    ----------------------------------
    (Authorized Signature)


    ----------------------------------
    (Date of Execution)